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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS'


Great Pines Water Company, Inc.

We consent to the incorporation of by reference in the following Registration Statements on Form S-8, the 1993 Stock Option Plan of Great Pines Water Company, Inc., the 1993 Non-Employee Director Stock Option Plan of Great Pines Water Company, Inc. and the 1995 Incentive Stock Plan of Great Pines Water Company, Inc. appearing in this Annual Report on Form 10-K of Great Pines Water Company, Inc. for the year ended December 31, 1996.


[SIGNATURE APPEARS HERE]

DELOITTE & TOUCHE LLP


Houston, Texas
March 28, 1997